Exhibit 10.32

AMENDMENT NO.3 TO LEASE

This Amendment No. 3 to Lease is dated July, 30, 2014 and is between St. Paul Fire & Marine Insurance Company, a Connecticut corporation ("Landlord"), and Kips Bay Medical, Inc., a Delaware corporation ("Tenant").

Landlord and Tenant are the parties to the Lease Agreement dated July 26, 2007 (Landlord was then known as St. Paul Properties, Inc.), as amended by the Amendment No. 1 to Lease dated June 14, 2010, and by the Amendment No. 2 to Lease dated May 25, 2011. The premises under the Lease are Suite 200, 3405 Annapolis Lane, Plymouth, Minnesota, which contains 4,948 rentable square feet of floor area.

The term of the Lease is scheduled to expire on September 30, 2014, and Landlord and

Tenant desire to extend the term. Therefore, Landlord and Tenant agree as follows:

1.     Extension of Term. The term of the Lease is extended for the 36-month period from October 1, 2014 through September 30, 2017.

2.     Base Rent. Tenant agrees to pay base rent during the following periods in the following amounts:

Period	Annual Base Rate per square foot	Monthly Base Rent	Annual Base Rent
10/1/14-9/30/15	$9.75	$4,020.25	$48,243.00
10/1/15-9/30/16	$9.99	$4,119.21	$49,430.52
10/1/16-9/30/17	$10.24	$4,222.29	$50,667.48

In addition to base rent, Tenant acknowledges that it remains obligated to pay, as additional rent, its proportionate share of Operating Costs and all other amounts the Lease requires throughout the extension of the term.

3.     Landlord's Work. Landlord agrees to make improvements to the premises, by November 30, 2014, substantially in accordance with the base bid improvements and Alternate 1 on the construction estimate from RJM construction dated April 22, 2014, a copy of which is attached in Exhibit A. Tenant agrees that Landlord's contractor may make the improvements during normal business hours. All improvements will be building standard. Tenant agrees to pay any increased costs under any change orders and any other additional costs.

4.     Brokers. Chris Hickok of Jones Lang LaSalle represents Tenant and Jason Meyer and Sydney Johnson of Cushman & Wakefield/NorthMarq represent Landlord in connection with this Amendment. Landlord agrees to pay the commission owed to these brokers under a separate agreement. Each of Landlord and Tenant agrees that it has not been represented by any other broker, agent, or other person in connection with this Amendment and each agrees to indemnify and defend the other against any claim by any other broker, agent, or other person who claims a commission or other form of compensation by virtue of having dealt with it with respect to this Amendment or the extension of the Lease.

Signature Pages Follow

Signature Page to

Amendment No. 3 to Lease

By:	/s/ Michael D. Elnicky
Name:	Michael D. Elnicky
Title:	Asset Manager

Signature Page to

Amendment No. 3 to Lease

Kips Bay Medical, Inc.

By:	/s/ Scott Kellen
Name:	Scott Kellen
Title:	COO / CFO

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